Exhibit 99.2

LogicMark, Inc. (Q3 2025 Results)

November 12, 2025

Corporate Speakers:

●	Chia-Lin Simmons; LogicMark; Chief Executive Officer

●	Mark Archer; LogicMark; Chief Financial Officer

PRESENTATION

Operator: Good afternoon. And thank you for participating in today’s LogicMark Third Quarter 2025 Conference Call.

Today, our speakers will be Chia-Lin Simmons, Chief Executive Officer, and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results and anticipated product launches.

Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements.

For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent periodic reports filed with the SEC and LogicMark’s press release that accompanies this call, particularly the cautionary statements in it.

Statements made on this call may include reference to non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934 including adjusted EBITDA which is reconciled to the most directly comparable GAAP financial measures.

Management believes that non-GAAP adjusted EBITDA provides investors with insight into the company’s overall operating performance.

The content of this call contains accurate time-sensitive information only as of today, November 12, 2025.

Except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occur after this call.

It is now my pleasure to turn the call over to Chia-Lin Simmons.

Please go ahead.

Chia-Lin Simmons: Thank you, Daniel. Good afternoon, everyone. And thank you for joining our call today.

At LogicMark, we’re doing something important, helping people live independently, while staying connected to the caretakers and loved ones who matter most. Our personal emergency response systems and safety devices are built on three core principles: safety, dignity, and independence because connected care should be both intelligent and deeply human.

Over the past year, we’ve been intentional about evolving our business model. We’re moving beyond selling stand-alone devices to building a comprehensive platform that layers subscription monitoring, predictive analytics, and actionable insights on top of our proven hardware foundation. This isn’t just a business shift. It’s fundamental to our long-term growth strategy. By expanding lifetime customer value, deepening caregiver engagement, and creating recurring revenue streams, we’re building a more sustainable business that better serves the people who depend on us.

As you saw in today’s release, our third-quarter results reflect steady execution. We delivered year-over-year sales growth and revenue increases in five of the last six quarters, a significant milestone that shows the durability of our strategy.

What’s contributing to this performance? Two things: strong sales to our VA partners, and our continued shift towards B2B channels. We’ve been deliberate about focusing our efforts on the areas where we see the strongest returns: our VA and government contracts, our nationwide dealer and reseller network, and our growing base of health care-oriented partners.

At the same time, we’ve maintained disciplined spending while investing in the areas that support sustainable growth. Our balance sheet remains healthy, giving us the flexibility to continue investing in innovation and infrastructure.

Let me talk about where we focused our execution this year. Simplifying, prioritizing, and aligning around the channels and offerings that create the highest value.

Within the VA and Government segment, we continue to build on our General Services Administration GSA contract, which enables sales to federal, state, and local entities. These partnerships remain a steady and important mission-aligned part of our business, helping us serve veterans, first responders, and seniors who benefit most from accessible technology-enabled safety solutions.

In the dealer and reseller channel, we’re deepening engagement through new enablement tools and joint marketing initiatives to drive higher attach rates for subscription monitoring and digital care features.

And within direct-to-consumer e-commerce, including our own website and Amazon, we’re refining our messaging and improving conversion rates. Together, these channels form a balance, scalable go-to-market engine that positions LogicMark for consistent revenue growth and expanding services adoption.

This quarter, we’ve achieved significant progress with new products, launching two key innovations, medicine reminders and activity metrics. These features evolve LogicMark’s approach from not just providing excellent reactive safety technology but also to start providing proactive analytics, and that distinction is crucial.

Let me explain what these do. The LogicMark predictive activity metrics leverages our proprietary algorithms to identify subtle changes in user behavior that may indicate increased risk of falls or medical events. This technology allows caregivers to intervene earlier, reducing the risk of emergencies and improving the quality of life.

Medication reminders allow caregivers to schedule doses directly to the user’s device, eliminating the need for separate apps and streamlining medication adherence.

These advances are part of our AI-enabled care and analytics platform. Think of it as a platform that holds a virtual digital twin model that mirrors each user’s real-world patterns to evaluate pattern differences and potential risks and helps to provide proactive intervention data to caretakers. Over time this AI-enabled platform evolves into a continuous learning ecosystem that connects those being cared for, caregivers and their data in a unified feedback loop.

We’re protecting our technology innovation through a growing intellectual property portfolio. LogicMark has filed 44 patents, of which 24 have been issued. Of these patents, 22 have been filed since June of 2021.

We have additional pending patent filings covering device architecture, fall detection algorithms, and caregiver communications frameworks. Those additional applications in preparation helped us to continue to strengthen and maintain our position as a leading innovator in the personal safety and care technology space.

LogicMark recently commissioned a national safety survey with a third-party research firm, and the findings reinforce what we hear every day from our customers and caregivers. Three things stand out. People want safety solutions they can trust, simplicity they can manage, and the visibility that keeps their loved ones informed.

The market is clearly validating this direction. These insights are guiding both our product roadmap and our go-to-market messaging. We’re designing technology that removes barriers, solutions that work without complexity.

The survey also revealed that what matters most when people choose a personal safety system is trust in the brand, the ease of setup, and alert reliability. Those top decision factors — quality, ease of use, and service reliability — are areas that LogicMark has already been focused on. And we believe they also further differentiate us in the market.

At its core, LogicMark’s mission is to deliver safety, independence and peace of mind for everyone we serve. From college students to seniors aging in place, to veterans transitioning to independent living. Every device we build, every service we design and every partnership we pursue flows from that purpose.

Following our observation of Veterans Day this week, we extend our gratitude to veterans and their families and reaffirm our commitment to serving them through our VA channels and partners. Supporting those who have served our country is part of our company’s DNA and a powerful example of how mission and market opportunities align.

Looking ahead, our priorities remain clear.

One, increased adoption of bundled monitoring and subscription services to expand recurring revenue. Two, advanced the LogicMark AI-enabled care and analytics platform to continue to move from not just reactive alerts, but also to proactive care. And three, strengthen go-to-market execution focused on VA government and B2B distributor partner channels.

LogicMark is entering the next phase of its transformation, one where product innovation, AI, data analytics, and channel optimization come together to create durable, compounding value.

Before I turn it over to Mark, I want to thank a few people: our employees for their commitment and creativity, our customers for their trust, and our partners for their collaboration. Together, we’re redefining connected care with purpose, position and compassion.

With that, I’ll hand the call over to Mark for a summary of our financial results.

Mark Archer: Thank you, Chia-Lin.

Our third quarter results reflect disciplined execution and steady year-over-year progress. Revenue rose 8% to $2.9 million compared with $2.7 million a year ago. Our sales to the VA remain strong despite all the headwinds coming from Washington.

Our updated version of the Guardian Alert 911 Plus, now with fall detection, has exceeded our expectations and sales of the Freedom Alert Mini introduced last year continued to grow.

Gross profit increased to $1.9 million, and the gross margin remained strong at 66%, relatively unchanged year-over-year and on a year-to-date basis. We have now transferred the manufacturing of our two most popular units from China to Taiwan.

Turning to operating expenses for the third quarter. We reported $3.7 million, up modestly from $3.4 million compared with the prior year period, as we continued investing in commercial leadership and software innovation while seeking to maintain cost controls in other areas. This resulted in an operating loss of $1.7 million compared with $1.6 million last year.

The net loss per share after preferred stock dividends was $1.7 million or $2.21 per share, versus a net loss of $1.6 million or $3,732 per share in the prior year period. The prior year loss per share has been adjusted to reflect the 1-for-750 reverse stock split that was completed on October 24, 2025.

The company is currently trading under the symbol LGMK.D on the OTC market. We expect to resume trading on or about November 17 under the old ticker symbol LGMK, upon FINRA’s completion of the symbol change process.

We know that long-term value will come from revenue growth and strong execution, and we continue to focus on these important KPIs.

We ended the quarter with $11.7 million in total liquidity and continue to operate with no long-term debt.

At this time, I’d like to turn the call over to the Q&A portion.

QUESTIONS AND ANSWERS

Operator: (Operator Instructions) I’m showing no questions at this time.

I would now like to turn it back to Chia-Lin Simmons for closing remarks.

Chia-Lin Simmons: Thank you, Daniel. In closing, our focus is clear. We’re executing a targeted business plan with clear priorities, expanding our VA and government relationships, strengthening our B2B distributor and partner network, improving our direct-to-consumer channels and subscription services, and continuing to innovate in AI and machine learning software and hardware.

With a solid balance sheet and increasing revenue, we’re well-positioned to continue delivering progress. Thank you again to our shareholders, customers, partners, and entire LogicMark team.

I appreciate your time.

Operator: This concludes today’s conference call. Thank you for participating. You may now disconnect.

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